                                                                    EXHIBIT 4.14


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                              COLLATERAL AGREEMENT

                                   dated as of

                                 March 12, 2004,

                                      among

                       THE GOODYEAR TIRE & RUBBER COMPANY,

             THE SUBSIDIARIES OF THE GOODYEAR TIRE & RUBBER COMPANY
                          identified as Grantors herein

                                       and

                            Wilmington Trust Company,

                               as Collateral Agent

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

                                TABLE OF CONTENTS

ARTICLE I Definitions                                                                                    1

SECTION 1.01.   Certain Defined Terms.............................................................       1

ARTICLE II Intercreditor Agreement                                                                      11

SECTION 2.01.   Intercreditor Agreement...........................................................      11

ARTICLE III Pledge of Securities                                                                        11

SECTION 3.01.   Pledge............................................................................      11

SECTION 3.02.   Voting Rights; Dividends and Interest.............................................      11

ARTICLE IV Security Interests in Personal Property                                                      13

SECTION 4.01.   Creation of Security Interests....................................................      13

SECTION 4.02.   Certain Filings...................................................................      13

SECTION 4.03.   Representations and Warranties....................................................      13

SECTION 4.04.   Covenants.........................................................................      14

SECTION 4.05.   Other Actions.....................................................................      16

SECTION 4.06.   Covenants Regarding Patent, Trademark and Copyright Collateral....................      17

SECTION 4.07.   Lockbox System....................................................................      19

SECTION 4.08.   Insurance.........................................................................      20

SECTION 4.09.   Liens.............................................................................      20

ARTICLE V Other Pledges, Mortgage and Other Security Interests                                          20

SECTION 5.01.   Summary of Certain Other Security Documents.......................................      20

SECTION 5.02.   Other Security Documents Subject to this Agreement................................      20

ARTICLE VI Remedies                                                                                     21

SECTION 6.01.   Remedies Upon Default.............................................................      21

SECTION 6.02.   Exercise of Remedies under Other Security Documents...............................      22

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
SECTION 6.03.   Application of Proceeds...........................................................      23

SECTION 6.04.   Grant of License to Use Intellectual Property.....................................      23

SECTION 6.05.   Securities Act....................................................................      24

SECTION 6.06.   Registration......................................................................      24

ARTICLE VII Indemnity, Subrogation and Subordination                                                    25

SECTION 7.01.   Indemnity and Subrogation.........................................................      25

SECTION 7.02.   Contribution and Subrogation......................................................      25

SECTION 7.03.   Subordination.....................................................................      25

ARTICLE VIII Acts of Secured Parties; Amounts of Obligations                                            26

SECTION 8.01.   Acts of Secured Parties...........................................................      26

SECTION 8.02.   Determination of Amounts of Obligations and Existence of Events of
                Default; Acceleration.............................................................      26

ARTICLE IX Duties of Collateral Agent                                                                   27

SECTION 9.01.   Notices to Trustee and Representatives............................................      27

SECTION 9.02.   Actions Under this Agreement......................................................      27

ARTICLE X Concerning the Collateral Agent                                                               27

SECTION 10.01.  Limitations on Responsibility of Collateral Agent.................................      27

SECTION 10.02.  Reliance by Collateral Agent; Indemnity Against Liabilities, etc..................      28

SECTION 10.03.  Appointment, Resignation and Removal of the Collateral Agent......................      30

SECTION 10.04.  Expenses and Indemnification......................................................      30

ARTICLE XI Designated Pari Passu Obligations                                                            31

SECTION 11.01.  Designation.......................................................................      31

ARTICLE XII Subordination of Intercompany Indebtedness                                                  32

SECTION 12.01.  Subordination.....................................................................      32

SECTION 12.02.  Dissolution or Insolvency.........................................................      32

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
SECTION 12.03.  Subrogation.......................................................................      32

SECTION 12.04.  Other Creditors...................................................................      32

SECTION 12.05.  No Waiver.........................................................................      33

SECTION 12.06.  Obligations Hereunder Not Affected................................................      33

ARTICLE XIII Miscellaneous                                                                              34

SECTION 13.01.  Notices...........................................................................      34

SECTION 13.02.  Waivers; Amendment................................................................      34

SECTION 13.03.  Collateral Agent's Fees and Expenses; Indemnification.............................      34

SECTION 13.04.  Successors and Assigns............................................................      35

SECTION 13.05.  Survival of Agreement.............................................................      35

SECTION 13.06.  Counterparts; Effectiveness; Several Agreement....................................      35

SECTION 13.07.  Severability......................................................................      36

SECTION 13.08.  Governing Law; Jurisdiction; Consent to Service of Process........................      36

SECTION 13.09.  WAIVER OF JURY TRIAL..............................................................      36

SECTION 13.10.  Headings..........................................................................      37

SECTION 13.11.  Security Interest Absolute........................................................      37

SECTION 13.12.  Termination or Release............................................................      37

SECTION 13.13.  Additional Grantors...............................................................      37

SECTION 13.14.  Collateral Agent Appointed Attorney-in-Fact.......................................      37

SECTION 13.15.  Secured Party Obligations.........................................................      38

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

Schedules

Schedule I      Aircraft
Schedule II     Control Agreements
Schedule III    Foreign Pledge Agreements
Schedule IV     Material Intellectual Property
Schedule V      County Lien Searches

Exhibits

Exhibit I       Form of Accession Agreement
Exhibit II      Form of Perfection Certificate

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

                                    COLLATERAL AGREEMENT dated as of March 12,
                           2004, among THE GOODYEAR TIRE & RUBBER COMPANY (the "Company"), the Subsidiaries of the Company identified herein and WILMINGTON TRUST COMPANY, as Collateral Agent.

                  Reference is made to the Indenture and the Intercreditor Agreement (such terms, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in Article I). Wells Fargo Bank, N.A., as trustee (the "Trustee") has agreed to enter into the Indenture and the Investors and Noteholders have agreed to purchase the Notes on the terms and subject to the conditions set forth in the Indenture. The obligations of the Investors to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and the other Grantors. The Grantors, other than the Company, are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Investors and the Noteholders to purchase the Notes issued under the Indenture. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Certain Defined Terms. (a) All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

                  (b) All terms defined in the Indenture and not defined in this Agreement have the meanings specified therein. All terms defined in the Intercreditor Agreement not defined in this Agreement or the Indenture have the meanings specified therein. The rules of construction specified in Section 1.04 of the Indenture shall also apply to this Agreement.

                  (c) As used in this Agreement, the following terms have the meanings specified below:

                  "ABL Facilities Agreement" means the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended on February 19, 2004, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents.

                  "Accession Agreement" means an accession agreement substantially in the form of Exhibit I under which a Representative of the holders of Designated Pari Passu Obligations shall become a party hereto and appoint the Collateral Agent as collateral agent for such Representative on behalf of the holders of such Designated Pari Passu Obligations.

                  "Account Debtor" means any Person who is or who may become obligated to any Current Assets Grantor under, with respect to or on account of an Account.

                  "Act" has the meaning assigned to such term in Section 8.01.

                  "Additional Subsidiary Agreement" has the meaning assigned to such term in Section 13.14.

                  "Aircraft" means all airships, airplanes, helicopters and other aircraft owned on the date hereof or hereafter acquired by any Other Collateral Grantor, including those listed on Schedule I hereto, as updated from time to time pursuant to Section 4.04(c).

                  "Aircraft Collateral" means the Aircraft, Aircraft Parts and Aircraft Log Books.

                  "Aircraft Log Books" means any and all log books, maintenance records, airworthiness certificates, registration documents and other records and documents relating to the Aircraft or Aircraft Parts.

                  "Aircraft Parts" means all engines and propellers (whether or not affixed to any Aircraft) owned by any Other Collateral Grantor and used or intended for use in connection with the Aircraft, and all avionics equipment, radio equipment, navigation equipment, radar equipment and other equipment, appliances, accessories and accessions used or intended for use in connection with the Aircraft.

                  "Article 9 Collateral" means the Current Assets Collateral and the Other Collateral.

                  "Bankruptcy Code" means Title 11 of the U.S. Code.

                  "Canadian Intellectual Property Collateral" means all Intellectual Property in which security interests are created under the Canadian Security Agreements.

                  "Canadian Security Agreements" means the Canadian Collateral Agreement dated as of March 12, 2004 between Goodyear Canada Inc. and the Collateral Agent, the Quebec Hypothec and the other Canadian Security Documents (as such terms are defined in the Canadian Collateral Agreement).

                  "Claiming Party" has the meaning assigned to such term in
Section 7.02.

                  "Collateral" means the Pledged Collateral, the Current Assets Collateral and the Other Collateral.

                  "Collateral Agent" means Wilmington Trust Company and any successors thereof appointed in accordance with the terms of this Agreement and, as applicable, the Indenture and any Designated Pari Passu Obligations Governing Document, in each case as collateral agent for the holders of the Note Obligations and the Designated Pari Passu Obligations.

                  "Collateral Agent Obligations" means all obligations, monetary and otherwise, of any Indenture Party to the Collateral Agent, or to its Related Parties, in connection with acts or omissions related to its role as Collateral Agent under the Noteholder Documents, the Intercreditor Agreement or any Designated Pari Passu Obligations Governing Document, including, without limitation, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including attorneys' and other agents' fees, costs and expenses and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

                  "Consent Asset" means any asset or right of a Grantor the creation of a security interest in which would be prohibited by or not be effective under applicable law or would violate or result in a default under any agreement or instrument in effect on the date hereof (or in the case of any future grantor on the date it becomes a Grantor) between such Grantor and any Person other than (a) the Company, (b) any Wholly Owned Subsidiary (as defined in the Indenture) or (c) any Subsidiary that is not a Wholly

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

Owned Subsidiary unless the waiver of such default or violation would require the consent of any Person other than the Company or another Subsidiary; provided, however, that no asset or right shall be a Consent Asset to the extent that Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the applicable jurisdiction, or any other law of the applicable jurisdiction, shall permit (and excuse any default or violation resulting from) the creation of a security interest in such asset or right notwithstanding the provision of such agreement or instrument prohibiting the creation of a security interest therein or shall render such provision unenforceable.

                  "Consent Subsidiary" has the meaning assigned to such term in the Indenture.

                  "Contributing Party" has the meaning assigned to such term in
Section 7.02.

                  "Control Agreements" means the agreements listed on Schedule
II.

                  "Control Notice" has the meaning assigned to such term in each Lockbox Agreement.

                  "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Other Collateral Grantor or that such Other Collateral Grantor otherwise has the right to license, or granting any right to any Other Collateral Grantor under any copyright now or hereafter owned by any third party, and all rights of such Other Collateral Grantor under any such agreement.

                  "Copyrights" means all of the following now owned or hereafter acquired by any Other Collateral Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

                  "Current Assets Collateral" means any and all of the following assets and properties now owned or at any time hereafter acquired by any Current Assets Grantor or in which such Current Assets Grantor now has or at any time in the future may acquire any right, title or interest: (a) all Accounts; (b) all Chattel Paper; (c) all Deposit Accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein); (d) all Inventory; (e) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c) and (d), all Documents, General Intangibles (other than Intellectual Property and, in the case of any Current Assets Grantor that is organized under the laws of Canada or one or more provinces thereof, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), goodwill, registrations and franchises), Instruments, Investment Property (other than (i) Pledged Equity Interests, (ii) the Equity Interests described in clauses (b), (c), (d) and (e) of the definition of Excluded Security Interests and (iii) Proceeds in respect of Equity Interests described in clauses (i), (ii) and (iii)) and Letter of Credit Rights; (f) all books and records related to the foregoing; and (g) all Proceeds of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  "Current Assets Grantors" means the Company, each Subsidiary that is listed as a Current Assets Grantor on the signature pages hereto or that becomes a Current Assets Grantor pursuant to Section 13.14.

                  "Deposit Account Institution" means each financial institution at which a Deposit Account in the Lockbox System is maintained.

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                  "Designated Pari Passu Obligations" has the meaning assigned to such term in Section 11.01.

                  "Designated Pari Passu Obligations Governing Documents" means, as to any Designated Pari Passu Obligations, the credit agreement, note agreement, indenture or other instrument or document under which such Designated Pari Passu Obligations shall have been issued or incurred.

                  "Designated Pari Passu Obligations Secured Parties" means, at any time, each holder of, or obligee in respect of, any Designated Pari Passu Obligations outstanding at such time.

                  "Effective Date" means the date of this Agreement.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Persons, and any warrants, options or other rights entitling the holders thereof to purchase or acquire any such equity interests.

                  "European Facilities Agreement" means the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among Goodyear Dunlop Tires Europe B.V., the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent.

                  "Event of Default" means an Event of Default under and as defined in the Indenture or any Designated Pari Passu Obligations Governing Document.

                  "Excluded Operating Account" means payroll and other operating accounts of the Company or any other Current Assets Grantor that are not used to receive (a) payments from any Account Debtor in respect of Accounts or (b) payments in respect of Inventory, and that contain only such amounts as are required in the Company's or such other Current Assets Grantor's good faith judgment for near-term operational purposes.

                  "Excluded Security Interests" means (a) Equity Interests in any Subsidiary with consolidated assets not greater than $10,000,000 as of September 30, 2003, or if such Equity Interests are acquired by the Company or a Subsidiary after the date hereof, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, (b) Equity Interests in any Consent Subsidiary, (c) Equity Interests in Goodyear Canada Inc. and Goodyear S.A., (d) Equity Interests in any Foreign Subsidiary with respect to which a Financial Officer has delivered an Officer's Certificate Certificate certifying that the Company has determined, on the basis of reasonably inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction and (e) that portion of capital stock or other securities of any Subsidiary having a value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest) that, when considered in the aggregate with all other capital stock or other securities of such Subsidiary subject to a security interest securing the Note Obligations, exceeds 19.99% of the principal amount of the then outstanding Notes (such portion, the "Excluded Securities"); provided, however, that in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as now or hereafter in effect, is amended, modified or interpreted by the Securities and Exchange Commission to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the Securities and Exchange Commission (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's capital stock or other securities secure the Note Obligations, then the Excluded Securities of such Subsidiary shall automatically be deemed to include that part of the capital stock and other securities of such Subsidiary such that such Subsidiary remains exempt from such requirement, and in such event, this Agreement may be amended or modified, without the consent of any Noteholder or other Secured Party, for so long as and to the extent necessary to release the security interests in the Excluded Securities securing the Note Obligations; provided further, however, that the holders of Designated Pari Passu Obligations will continue to be secured by a security interest in any Excluded Securities unless specified to the contrary in the applicable Accession Agreement. Notwithstanding the foregoing, if any Priority Lien Obligation (as defined in the Indenture) or Designated Pari Passu Lien Obligation is secured by a security interest in any securities that are Excluded Securities, such obligation is registered under the Securities Act of 1933, as now or hereafter in effect, and in connection with such registration, the Company is required to file with the Securities and Exchange Commission (or any other governmental agency) separate financial statements of the Subsidiary of the Company that is the issuer of such securities, then such securities will not be considered Excluded Securities and will be deemed part of Pledged Collateral to secure Note Obligations.

                  "FAA" means the Federal Aviation Administration or the United States Department of Transportation or both, as the context may require, or any successors thereto.

                  "Federal Securities Laws" has the meaning assigned to such term in Section 6.05.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of the Company.

                  "Foreign Pledge Agreement" means a pledge agreement securing the Obligations or any of them that is governed by the law of a jurisdiction other than the United States of America and reasonably satisfactory in form and substance to the Collateral Agent.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or any of its territories or possessions or any political subdivision thereof.

                  "General Intangibles" means, as to any Grantor, all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by such Grantor, including to the extent relevant corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and, in the case of any Current Assets Grantor only, any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor to secure payment by an Account Debtor of any Accounts.

                  "Grantor" means each of the Current Assets Grantors and the Other Collateral Grantors.

                  "Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee (as defined in the Indenture).

                  "Indemnified Party" has the meaning assigned to such term in
Section 10.04.

                  "Indenture" means the Indenture dated as of March 12, 2004, among the Company, as Issuer, the Guarantors and Wells Fargo Bank, N.A., as Trustee, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

                  "Indenture Parties" means the Company and each Guarantor.

                  "Intellectual Property" means, as to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                  "Intercompany Indebtedness" means any Indebtedness (as defined in the Indenture) of the Company or any Subsidiary to the Company or any other Subsidiary.

                  "Intercompany Obligor" means, with respect to any Intercompany Indebtedness, the obligor in respect of such Intercompany Indebtedness.

                  "Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among JPMorgan Chase Bank, as Credit Facilities Collateral Agent, Wilmington Trust Company, as Note Collateral Agent, the Company, the Subsidiaries named therein and any other persons becoming parties thereto in accordance with the provisions thereof.

                  "License" means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Other Collateral Grantor is a party.

                  "Local Collection Account" means a deposit account of a Grantor not subject to the control of the Collateral Agent pursuant to the Lockbox System; provided that (a) such account shall not receive any payments in respect of Accounts or Inventory other than that generated or sold by the Company's retail or Wingfoot divisions and (b) the applicable Grantor shall irrevocably instruct the Deposit Account Institution at which such deposit account is maintained to remit all funds on deposit in such deposit account to a Deposit Account in the Lockbox System periodically, and in no event less frequently than weekly, such instructions to be given, in the case of a Local Collection Account opened after the Effective Date, as promptly as practicable (and in no event later than 10 Business Days (as defined in the Indenture)) after the opening of such Local Collection Account.

                  "Lockbox System" has the meaning assigned to such term in
Section 4.07.

                  "Master Guarantee and Collateral Agreement" has the meaning assigned to such term in the Intercreditor Agreement.

                  "Material Adverse Change" means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors, taken as a whole, to perform obligations under the Noteholders Documents that are material to the rights or interests of the Noteholders or (c) the rights of or benefits available to the Noteholders under the Noteholder Documents that are material to the interests of the Noteholders.

                  "Material Intellectual Property" means all Intellectual Property of the Other Collateral Grantors, other than Intellectual Property that in the aggregate is not material to the business of the Company and the Subsidiaries, taken as a whole.

                  "Mortgage" means the Fourth Priority Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement From the Company to the Collateral Agent, dated as of March 12, 2004, with respect to the Company's corporate headquarters in Akron, Ohio.

                  "Mortgaged Property" means the property subject to the Mortgage to the extent that such property does not constitute a Senior Unsecured Indenture Property or a "manufacturing facility" as defined in the Swiss Franc Bond Agreement.

                  "New Control Agreement" means, with respect to each Control Agreement, such Control Agreement as amended, supplemented or otherwise modified in form and substance reasonably satisfactory to the Collateral Agent (which their execution thereof shall evidence); provided that any amendment, supplement or modification to any Control Agreement substantially similar to the amendments made to the Blocked Account Control Agreement, dated as of May 15, 2003, by and among the Company, the Credit Agent and JPMorgan Chase Bank, in its capacity as depository bank, shall be deemed to be reasonably satisfactory to the Collateral Agent.

                  "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Note Obligations" means (a) the due and punctual payment of
(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations of the Company or any of its Subsidiaries to any of the Note Secured Parties under any Noteholder Document or the Intercreditor Agreement, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (iv) all amounts due under any guarantee of any of the foregoing, including any guarantee contained in the Indenture, and (b) the due and punctual performance of all other obligations of the Company or any of its Subsidiaries to any of the Note Secured Parties under any Noteholder Document.

                  "Note Secured Parties" means, at any time, the Trustee, the Collateral Agent and each other holder of, or obligee in respect of, any Note Obligations outstanding at such time.

                  "Noteholder Documents" means the Indenture, the Notes, this Agreement, the Other Security Documents, and such other agreements, instruments and certificates executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing or securing any Note Obligations.

                  "Noteholders" means the holders of the Notes.

                  "Notes" or "Senior Secured Notes" means the 11% Senior Secured Notes due 2011 and the Senior Secured Floating Rate Notes due 2011 issued on the Effective Date and any Additional Securities.

                  "Obligations" means the Note Obligations, the Designated Pari Passu Obligations and the Collateral Agent Obligations.

                  "Other Collateral" means any and all of the following assets and properties (other than assets or properties constituting Senior Unsecured Indenture Properties or "manufacturing facilities" under and as defined in the Swiss Franc Bond Agreement) now owned or at any time hereafter acquired by any Other Collateral Grantor or in which such Other Collateral Grantor now has or at any time in the future may acquire any right, title or interest: (a) all Documents; (b) all Equipment (other than fixtures to real property not constituting the Mortgaged Property); (c) all General Intangibles (including Intellectual

Property); (d) all Instruments; (e) all Investment Property (other than (i) Pledged Equity Interests, (ii) the Equity Interests described in clauses (b),
(c), (d) and (e) of the definition of Excluded Equity Interests and (iii) Proceeds in respect of Equity Interests described in clauses (i), (ii) and
(iii)); (f) all Letter-of-Credit rights; (g) all books and records pertaining to any of the foregoing; (h) all Aircraft Collateral; and (i) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that, notwithstanding any of the foregoing provisions of this definition, the Other Collateral shall not include any (i) Current Assets Collateral or (ii) Consent Assets.

                  "Other Collateral Grantors" means the Company and each Subsidiary that is listed as an Other Collateral Grantor on the signature pages hereto or that becomes an Other Collateral Grantor pursuant to Section 13.14.

                  "Other Security Documents" means the Mortgage, the Canadian Security Agreements, the Foreign Pledge Agreements and the New Control Agreements.

                  "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by Other Collateral Grantor or that any Other Collateral Grantor otherwise has the right to license, is in existence, or granting to any Other Collateral Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any such Grantor under any such agreement.

                  "Patents" means all of the following now owned or hereafter acquired by any Other Collateral Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on
Schedule II to the Perfection Certificate, as updated from time to time pursuant to Section 4.04(c), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                  "Perfection Certificate" means a certificate substantially in the form of Exhibit II.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledged Collateral" means (a) the Pledged Equity Interests;
(b) the Pledged Debt Securities; (c) subject to Section 3.02, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in the preceding clauses (a) and (b); (d) subject to
Section 3.02, all rights and privileges of the Collateral Grantors with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing.

                  "Pledged Debt Securities" means all debt securities (as defined in Article 8 of the New York UCC) owned by any Other Collateral Grantor (other than Excluded Security Interests) on the date hereof or obtained by it in the future, and any promissory notes or other instruments evidencing any such debt securities.

                  "Pledged Equity Interests" means all Equity Interests in Subsidiaries (other than Excluded Security Interests) owned by any Other Collateral Grantor on the date hereof or obtained or owned by it in the future, and the certificates representing all the foregoing Equity Interests, including the Equity Interests listed on Schedule 3A to the Perfection Certificate, as updated from time to time pursuant to Section 4.04(c); provided, that the Pledged Equity Interests shall not include more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary.

                  "RBC Deposit Account" means the Deposit Account maintained with The Royal Bank of Canada, with respect to which a Lockbox Agreement shall be executed by the applicable Current Assets Grantor and The Royal Bank of Canada.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, counsel and other advisors of such Person and such Person's Affiliates.

                  "Representative" means (a) in the case of the Note Obligations, the Trustee and (b) in the case of any Designated Pari Passu Obligations, any administrative agent, trustee or similar representative designated pursuant to Article IX.

                  "Secured Parties" means, at any time, the Trustee, the Collateral Agent and each other holder of, or obligee in respect of, any Obligations outstanding at such time.

                  "Security Documents" means this Agreement and the Other Security Documents.

                  "Security Interest" means each security interest granted under
Article IV.

                  "Senior Obligations Security Documents" means the Senior Obligations Security Documents as defined in the Intercreditor Agreement.

                  "Senior Payment in Full" means such time as all of the Senior Obligations (as defined in the Intercreditor Agreement) have been paid in full and any commitments to extend credit that would constitute Senior Obligations has been terminated.

                  "Senior Unsecured Indenture Properties" means each "Restricted Property" (as defined in the Senior Unsecured Indentures) of the Company and each "Restricted Subsidiary" (as defined in the Senior Unsecured Indentures).

                  "Senior Unsecured Indentures" means (a) the Indenture dated as of March 15, 1996, between the Company and Chemical Bank, as trustee, as supplemented on December 3, 1996, March 11, 1998, and March 17, 1998, (b) the Indenture dated as of March 1, 1999, between the Company and The Chase Manhattan Bank, as trustee, as supplemented on March 14, 2000, and August 15, 2001 and (c) the Fiscal Agency Agreement among the Company and Citibank N.A., London and Banque Internationale a Luxembourg S.A.

                  "Subsidiary" means any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the Company in the Company's consolidated financial statements in accordance with GAAP (as defined in the Indenture) as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the Company or one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or prices for one or more currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "Swiss Franc Bond Agreement" means the Bond Agreement dated as of March 17, 1986, between the Company and Union Bank of Switzerland, Credit Suisse, Morgan Stanley S.A. and Swiss Bank Corporation, as in effect on the date hereof.

                  "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Other Collateral Grantor or that any such Grantor otherwise has the right to license, or granting to any Other Collateral Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any such Grantor under any such agreement.

                  "Trademarks" means all of the following now owned or hereafter acquired by any Other Collateral Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II to the Perfection Certificate, as updated from time to time pursuant to Section 4.04(c), (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                  "Trustee" means the trustee under the Indenture.

                  "US Dollar Equivalent" means with respect to any monetary amount in a currency other than US dollars, at any time for determination thereof, the amount of US dollars obtained by converting such foreign currency involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "US Revolving Facility Agreement" means the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent.

                  "US Term Facility Agreement" means the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, and BNP Paribas, as syndication agent.

                                   ARTICLE II

                             Intercreditor Agreement

                  SECTION 2.01. Intercreditor Agreement. THIS AGREEMENT AND THE OTHER NOTEHOLDER DOCUMENTS, AND THE LIENS, RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN AND THEREIN SHALL BE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE SENIOR OBLIGATIONS SECURITY DOCUMENTS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

                                   ARTICLE III

                              Pledge of Securities

                  SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations, each Other Collateral Grantor hereby pledges and grants to the Collateral Agent (and its agents or sub-agents, as the Collateral Agent may designate or appoint from time to time), and their successors and assigns a security interest in all such Other Collateral Grantor's right, title and interest in, to and under the Pledged Collateral, to have and to hold all such Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties; subject, however, to the terms, covenants and conditions hereinafter set forth.

                  SECTION 3.02. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Other Collateral Grantors that their rights under this Section 3.02 are being suspended:

                  (i) Each Other Collateral Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the Indenture, including the right to sell or otherwise transfer such Pledged Collateral in accordance with the terms of the Indenture.

                  (ii) The Collateral Agent shall execute and deliver to each Other Collateral Grantor, or cause to be executed and delivered to such Other Collateral Grantor, all such proxies, powers of attorney, certificates and other instruments as such Other Collateral Grantor may reasonably request in writing for the purpose of enabling such Other Collateral Grantor to exercise the voting and/or rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Other Collateral Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral.

                  (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Other Collateral Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Other Collateral Grantor to dividends, interest, principal or other distributions that such Other Collateral Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Other Collateral Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Other Collateral Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03; provided that in no event shall the Collateral Agent be obligated to invest and/or pay interest on any such money or other property. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Other Collateral Grantor (without interest) all dividends, interest, principal or other distributions that such Other Collateral Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

                  (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Other Collateral Grantors of the suspension of their rights under paragraph (a)(i) of this Section, then all rights of any Other Collateral Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by (A) each of (x) the Trustee (if there is an Event of Default under the Indenture) and (y) each Representative (if there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) or (B) holders of at least 25% in aggregate principal amount of the outstanding (x) Notes (if there is an Event of Default under the Indenture) and (y) Designated Pari Passu Obligations (to the extent that there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document), the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Other Collateral Grantors to exercise such rights.

                  (d) Any notice given by the Collateral Agent to the Other Collateral Grantors suspending their rights under paragraph (a) of this Section
(i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Other Collateral Grantors at the same or different times and (iii) may suspend the rights of the Other Collateral Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE IV

                     Security Interests in Personal Property

                  SECTION 4.01. Creation of Security Interests. (a) As security for the payment or performance, as the case may be, in full of the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations, each Current Assets Grantor hereby grants to the Collateral Agent (and its agents or sub-agents, as the Collateral Agent may designate or appoint from time to time) and their successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all the Current Assets Collateral now owned or at any time hereafter acquired by such Current Assets Grantor or in which such Current Assets Grantor now has or at any time in the future may acquire any right, title or interest.

                  (b) As security for the payment or performance, as the case may be, in full of the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations, each Other Collateral Grantor hereby grants to the Collateral Agent (and its agents or sub-agents, as the Collateral Agent may designate or appoint from time to time) and their successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all the Other Collateral now owned or at any time hereafter acquired by such Other Collateral Grantor or in which such Other Collateral Grantor now has or at any time in the future may acquire any right, title or interest.

                  (c) The security interests granted under this Section are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

                  SECTION 4.02. Certain Filings. (a) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral of such Grantor or any part thereof and amendments thereto that contain the information required by
Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the jurisdiction in which it is organized, the type of organization and any organizational identification number issued to such Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                  (b) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting any security interest granted by any Grantor in any Material Intellectual Property, without the signature of such Grantor, and naming such Grantor or Grantors as debtors and the Collateral Agent as secured party.

                  SECTION 4.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Secured Parties that:

                  (a) Each Grantor has good and valid rights (including ownership rights) in the material Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.

                  (b) When executed and delivered, this Agreement will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in the Collateral to the extent contemplated by this Agreement, and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Credit Agent together with instruments of transfer duly endorsed in blank (or in the case of any such certificated securities which are then in the possession of the Credit Agent, upon execution and delivery of the Intercreditor Agreement), this Agreement will create, to the extent contemplated by this Agreement, a perfected security interest in all right, title and interest of the Grantors in such certificated securities to the extent perfection is governed by the Uniform Commercial Code as in effect in any applicable jurisdiction, subject to no other Lien other than Permitted Collateral Liens that take priority over security interests in certificated securities perfected by the possession of such securities under the Uniform Commercial Code as in effect in the applicable jurisdiction, and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, this Agreement will create a perfected security interest in all right, title and interest of the Grantors in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements in such jurisdictions, subject to no other Lien other than Permitted Collateral Liens. The exclusion of the Consent Assets from the Collateral does not materially reduce the aggregate valued of the Collateral.

                  (c) The Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all the Company's right, title and interest in and to the Mortgaged Property and the proceeds thereof, and when the Mortgage has been filed in the appropriate jurisdiction, the Mortgage will create a perfected Lien on all right, title and interest of the Company in the Mortgaged Property and the proceeds thereof, prior and superior in right to Liens in favor of any other Person (other than Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Property on or prior to the Effective Date and Permitted Collateral Liens).

                  (d) Upon the recordation of this Agreement or a memorandum of this Agreement with the United States Patent and Trademark Office, this Agreement will create a perfected Lien on all right, title and interest of the Grantors in the Material, Intellectual Property in which a security interest may be perfected by such recordation in the United States Patent and Trademark Office, in each case prior and superior in right to any other Person, subject to Permitted Collateral Liens (it being understood that subsequent recordings in the United Sates Patent and Trademark Office may be necessary to perfect a Lien on registered trademarks and trademark applications acquired by the Grantors after the Effective Date). As of the Effective Date, Schedule IV sets forth all the Material Intellectual Property.

                  (e) Upon the recordation of this Agreement with the Federal Aviation Administration, this Agreement will create a perfected Lien on all right, title and interest of the Grantors in the Aircraft Collateral in which a security interest may be perfected by such recordation with the Federal Aviation Administration, in each case prior and superior in right to any other Person, subject to Permitted Collateral Liens.

                  (f) None of the Perfection Certificate or any other written information relating to the Collateral delivered after the date hereof by or on behalf of any Grantor to the Trustee, the Collateral Agent or any Noteholders pursuant to any provision of the Noteholder Documents is or will be incorrect when delivered in any respect material to the rights or interest of the (x) Noteholders or (y) the holders of the Designated Pari Passu Obligations.

                  SECTION 4.04. Covenants. (a) Each Grantor agrees promptly (and in any event within 30 days) to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, (iii) in its identity or type of organization or corporate structure,

(iv) in its federal taxpayer identification number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

                  (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as shall be consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent schedules (the "Article 9 Schedules") in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any specified Article 9 Collateral; provided that until the Senior Payment in Full shall have occurred, the Grantors' obligations under this Section 4.04(b) to prepare and deliver the
Article 9 Schedules shall be satisfied by the prompt delivery by the Company to the Collateral Agent of those schedules delivered in accordance with Section 4.04(b) of the Master Guarantee and Collateral Agreement.

                  (c) Each year, at the time of the delivery of annual financial statements of the Company, with respect to the preceding fiscal year pursuant to the Indenture, the Company shall deliver to the Collateral Agent a certificate executed on behalf of the Company by a Financial Officer and a legal officer of the Company setting forth the information required pursuant to the Perfection Certificate (including the Schedules thereto) or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this paragraph, and setting forth for the Aircraft owned by any Other Collateral Grantor and not already listed on Schedule I hereto information sufficient to permit the Collateral Agent to file notices of its security interests in such Aircraft with the Federal Aviation Administration, including the model number, the tail number, the name, the serial number and the location of such Aircraft (and Schedule 1 shall be automatically updated to list any Aircraft identified in any such certificate).

                  (d) At any time after the Senior Payment in Full shall have occurred or an Event of Default shall have occurred and be continuing, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Article 9 Collateral and the premises upon which any of the Article 9 Collateral is located and to verify under reasonable procedures, in accordance with the provisions of the Indenture, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, only after the occurrence and during the continuance of an Event of Default, in the case of Accounts or the Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

                  (e) At any time after the Senior Payment in Full shall have occurred, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Indenture and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interest or other encumbrances and maintenance as set forth herein or in the Indenture.

                  (f) The Grantors, at their own expense, shall maintain or cause to be maintained, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of the Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph or otherwise incurred in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby. Notwithstanding the foregoing, until the Senior Payment in Full shall have occurred, the Grantors' obligations under this Section 4.04(f) to maintain or cause to maintain insurance shall be satisfied by complying with Section 4.04(f) of the Master Guarantee and Collateral Agreement.

                  (g) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent (or, until the Senior Payment in Full shall have occurred, the Credit Agent), records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

                  (h) If at any time after the Senior Payment in Full shall have occurred, the Company comes into possession of any Pledged Collateral that was previously delivered to the Credit Agent and is required to be delivered to the Collateral Agent pursuant to the terms of any Noteholder Document, then the Company shall promptly deliver such Pledged Collateral to the Collateral Agent.

                  (i) Each Grantor agrees to prepare and execute any and all further documents, certificates, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

                  SECTION 4.05. Other Actions. (a) In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the security interests created hereby, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral: if any Grantor shall at any time hold or acquire any Instrument representing Indebtedness in excess of $3,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

                  (b) Until the Senior Payment in Full shall have occurred, the Grantors' obligations under Section 4.05(a) shall be satisfied by complying with
Section 4.05 of the Master Guarantee and Collateral Agreement.

                  (c) The Company shall obtain, at its sole cost and expense, an ALTA/ACSM Survey of the land and facilities comprising the Company's corporate headquarters building, theater/bank building (Goodyear Hall), medical facility, research and development center, test track, and such parcels of Akron "Other" as the Collateral Agent may reasonably require ("Akron Other") in Akron, Ohio. The Company shall promptly order such ALTA/ACSM Survey after First American and the Collateral Agent have been apprised of the intended content and scope of such ALTA/ACSM Survey and have approved thereof, such approval not to be unreasonably withheld, delayed, or conditioned (the date on which the last such approval shall be received by the Company is referred to herein as the "Survey Approval Date"). The Company shall use its commercially reasonable efforts to cause the delivery of the Survey to First American and the Collateral Agent within four (4) months after the Survey Approval Date. After such delivery, the Company shall promptly request that First American: (i) issue a "land same as survey" endorsement to the Lender's Policy; and (ii) delete the general survey exception from the Lender's Policy, substituting in lieu thereof an exception that reads the Survey and recites such specific matters as the Survey discloses. Subject to the foregoing sentence, the Company shall have no obligation to request or obtain, and First American shall have no obligation to issue, any additional endorsements to the Lender's Policy except for the Pre-Closing Endorsements to the extent that they have not yet been issued, or take other action with respect to matters revealed by such Survey, except as expressly provided in the following paragraph.

                  If a discrepancy exists between the legal description for the Company's corporate headquarters building, theater/bank building (Goodyear
Hall), medical facility, research and development center, test track, or Akron Other as determined by the Survey and the legal description contained in the Mortgage, the parties shall promptly amend, at the Company's sole cost and expense, the legal description contained in the Mortgage to reflect the legal description for the Company's corporate headquarters building, theater/bank building (Goodyear Hall), medical facility, research and development center, test track, or Akron Other as defined by the Survey. Such amendment shall occur simultaneously with amendments to the legal description, at the Company's sole cost and expense, for the Company's corporate headquarters building, theater/bank building (Goodyear Hall), medical facility, research and development center, test track, or Akron Other contained in the mortgages for all then-extant lenders having a security interest in the Company's corporate headquarters.

                  As used in this Section 4.05(c): "ALTA/ACSM Survey" shall mean a survey made (i) in accordance with the current "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by American Land Title Association and American Congress on Surveying and Mapping in 1999, and includes Items 1 through 13 of Table A thereof and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of certification of an Urban Survey); "First American" shall mean First American Title Insurance Company; "Lender's Policy" shall mean the lender's title insurance policy issued by First American to the Trustee and the Collateral Agent, as insureds, pursuant to Title Commitment Number NCS-78634-T-CLE. "Pre-Closing Endorsements" shall mean the following endorsements: Street Assessment, Doing Business, First Loss, Last Dollar, Subdivision, Tax Parcel, Variable Rate, Usury, Revolving Credit, ALTA 9, Letter of Credit. "Survey" shall mean an ALTA/ACSM ordered by the Company with content approved by First American and the Collateral Agent.

                  SECTION 4.06. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Other Collateral Grantor agrees that it will not do or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing or omitting to do any act) whereby any Patent constituting Material Intellectual Property may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by such Patent with the relevant patent number consistent with good business judgment to establish and preserve its rights under applicable patent laws.

                  (b) Each Other Collateral Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark constituting Material Intellectual Property, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration consistent with good business judgment to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

                  (c) Each Other Collateral Grantor (either itself or through its licensees or sublicensees) shall, for each work covered by a Copyright constituting Material Intellectual Property, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice consistent with good business judgment to establish and preserve its rights under applicable copyright laws.

                  (d) Each Other Collateral Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright constituting Material Intellectual Property may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Other Collateral Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same; provided that such notification need not be given if such impairment of such Intellectual Property is not material viewed against the Material Intellectual Property as a whole.

                  (e) Each Other Collateral Grantor shall take all steps consistent with good business judgment that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights constituting Material Intellectual Property (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights constituting Material Intellectual Property, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

                  (f) Upon and during the continuance of an Event of Default, each Grantor shall endeavor in good faith to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor's right, title and interest thereunder to the Collateral Agent or its designee; provided, however, that until the Senior Payment in Full shall have occurred, the Grantors' obligations under this Section 4.06(f) shall be satisfied by complying with Section 4.06(f) of the Master Guarantee and Collateral Agreement.

                  (g) The failure to comply with any of the foregoing covenants in this Section 4.06 shall not be deemed a breach thereof for purposes of
Section 6.01 (Events of Default) of the Indenture unless such failure is willful or material to the rights or interests of the Noteholders.

                  SECTION 4.07. Lockbox System. (a) The Current Assets Grantors shall establish, subject to the control of the Collateral Agent pursuant to the New Control Agreements, a system of lockboxes and related Deposit Accounts (the "Lockbox System"). Each Current Assets Grantor agrees that it shall have no Deposit Accounts other than (a) Deposit Accounts in the Lockbox System, (b) Excluded Operating Accounts and (c) Local Collection Accounts. Each Current Assets Grantor further agrees (i) to execute and deliver, and to cause the Deposit Account Institution at which any Deposit Account (other than an Excluded Operating Account or a Local Collection Account) is maintained to promptly execute and deliver a New Control Agreement as promptly as reasonably practicable following (and in any event, no later than 60 days following) the Closing Date, (ii) to notify and direct promptly each Account Debtor and every other Person obligated to make payments on Accounts or in respect of any Inventory to make all such payments directly to one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company's retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes,
(iii) to use all reasonable efforts to cause each such Account Debtor and other Person to make all payments with respect to Accounts and Inventory directly to one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company's retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes and (iv) promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company's retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes in the form in which received (but with any endorsements of such Current Assets Grantor necessary for deposit or collection). Effective upon notice to the Company after the occurrence and during the continuance of an Event of Default at any time after the Senior Payment in Full shall have occurred, the RBC Deposit Account and each Deposit Account (other than Excluded Operating Accounts and Local Collection Accounts) will, without further action on the part of any Current Assets Grantor or the Collateral Agent, convert into a closed lockbox account under the sole dominion and control of the Collateral Agent in which all funds are held subject to the rights of the Collateral Agent hereunder. Without the prior written consent of the Collateral Agent, no Current Assets Grantor shall, in a manner adverse to the Secured Parties, change the general instructions given to Account Debtors in respect of payments to be deposited in the Lockbox System. Effective upon the occurrence of the Senior Payment in Full, each Current Assets Grantor irrevocably authorizes the Collateral Agent, upon the occurrence of an Event of Default, to deliver a Control Notice under each New Control Agreement. The Collateral Agent agrees with each Current Assets Grantor that the Collateral Agent shall not give any instructions pursuant to any New Control Agreement terminating such New Control Agreement or the right of such Current Assets Grantor to make withdrawals from any Deposit Account in the Lockbox System unless an Event of Default shall have occurred and be continuing or, after giving effect to any withdrawal, would occur. After the Senior Payment in Full shall have occurred and be continuing, the Company shall ensure that the aggregate amount contained in all Local Collection Accounts taken together shall not at any time exceed the greater of (i) the last amount determined by the Credit Agent prior to the Senior Payment in Full and (ii) $150,000,000.

                  (b) In the event that all of the US Facilities Obligations (as defined in the Intercreditor Agreement) have been paid in full and any commitment to extend credit that would constitute US Facilities Obligations shall have been terminated and Designated Senior Obligations (as defined in the Intercreditor Agreement) remain outstanding, each Current Assets Grantor agrees to use commercially reasonable efforts to cause any lockbox agreements entered into with the collateral agents on behalf of the holders of such Designated Senior Obligations to be substantially in the form of the New Control Agreements.

                  SECTION 4.08. Insurance. The Company shall, on or promptly after the Closing Date, cause the Collateral Agent to be named as loss payee on all property insurance maintained in respect of the Collateral.

                  SECTION 4.09. Liens. The Company shall, as soon as practicable after the Closing Date, and in any event within 45 days after the Closing Date, deliver an Officer's Certificate to the Collateral Agent stating that the lien searches in the counties specified in Schedule V have not revealed any Liens (other than (i) Liens existing on the Closing Date and set forth on Schedule 4 to the Note Purchase Agreement, (ii) Permitted Collateral Liens (other than those specified in Section (4) of the definition thereof) and (iii) Liens which have been satisfied or discharged).

                                    ARTICLE V

              Other Pledges, Mortgage and Other Security Interests

                  SECTION 5.01. Summary of Certain Other Security Documents. In addition to the security interests created under Articles III and IV the parties acknowledge that:

                  (a) Certain Other Collateral Grantors are entering into the Foreign Pledge Agreements with respect to the Foreign Subsidiaries listed in
Schedule III, and may in the future enter into additional Foreign Pledge Agreements, under which they are pledging Equity Interests in Foreign Subsidiaries owned by them to secure the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations.

                  (b) The Company is entering into the Mortgage under which it is mortgaging the Company's corporate headquarters in Akron, Ohio and interests in the corporate headquarters owned by it to secure the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations.

                  (c) Certain Current Assets Grantors that are organized under the laws of Canada or one or more provinces thereof are entering into the Canadian Security Agreements, under which they are creating security interests in the Current Assets Collateral and the Canadian Intellectual Property Collateral owned by them to secure the Note Obligations and the Designated Pari Passu Obligations, on an equal and ratable basis, and the Collateral Agent Obligations.

                  (d) The Master Guarantee and Collateral Agreement creates security interests in the Collateral to secure the European Facilities Revolving Obligations (as defined in the European Facilities Agreement) on an equal and ratable basis with the Obligations (other than with respect to that portion of the Collateral consisting of the Company's equity interests in Luxembourg Finance which secures the European Facility Revolving Obligations on a priority basis).

                  SECTION 5.02. Other Security Documents Subject to this Agreement. (a) The parties to the Noteholder Documents shall observe the following provisions: (i) the provisions of Section 6.03 (governing the distribution of the proceeds realized from the exercise of remedies under the Security Documents); (ii) the provisions of Article VIII (governing the manner in which Acts of the Secured Parties are to be evidenced and the manner in which the amounts of the Obligations at any time are to be determined); (iii) the provisions of Articles IX and X (relating to the duties and responsibilities of the Collateral Agent); and (iv) the provisions of Section 13.12 (providing for releases of Collateral securing the Obligations).

                  (b) The Mortgage shall contain a provision substantially to the effect set forth below and satisfactory to the Collateral Agent and its counsel:

                  "THIS AGREEMENT AND THE PLEDGES, SECURITY INTERESTS AND OTHER LIENS AND CHARGES CREATED HEREBY ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE COLLATERAL AGREEMENT DATED AS OF MARCH 12, 2004, AMONG THE GOODYEAR TIRE & RUBBER COMPANY, THE SUBSIDIARIES OF THE GOODYEAR TIRE & RUBBER COMPANY IDENTIFIED AS GRANTORS THEREIN, AND WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT, AND ANY PROVISION OF THIS AGREEMENT THAT IS INCONSISTENT WITH THE PROVISIONS OF SUCH COLLATERAL AGREEMENT SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN AMENDED TO CONFORM IN ALL RESPECTS TO SUCH PROVISIONS."

                  (c) In the event of any conflict or inconsistency between any provision of this Agreement and any Other Security Documents, the provisions of this Agreement shall govern, and the terms of any such Other Security Documents shall be deemed for all purposes to have been amended to conform in all respects to the provisions of this Agreement.

                                   ARTICLE VI

                                    Remedies

                  SECTION 6.01. Remedies Upon Default. Subject to Section 9.02 hereof, upon the occurrence and during the continuance of an Event of Default and the receipt by the Collateral Agent of a written notice by (A) each of (x) the Trustee (if there is an Event of Default under the Indenture) and (y) each other Representative (if there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) or (B) holders of at least 25% in aggregate principal amount of the outstanding (x) Notes (if there is an Event of Default under the Indenture) and (y) Designated Pari Passu Obligations (to the extent that there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) instructing it to exercise remedies, to the extent permitted by law (a) the Collateral Agent may demand that each Grantor deliver each item of Collateral owned or held by it to the Collateral Agent, and each Grantor agrees so to deliver all such Collateral, and (b) the Collateral Agent shall have the right to take any of or all the following actions at the same or different times with respect to any Collateral: (i) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest in such Collateral to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to grant any license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, with respect to any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall (to the extent permitted by law) hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  In the case of any Collateral that constitutes Article 9 Collateral, the Collateral Agent shall give the applicable Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to any Noteholder Document, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor (to the extent permitted by law). For purposes hereof, a written agreement to purchase any Collateral or portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations secured by the Collateral paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose any Noteholder Document and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

                  SECTION 6.02. Exercise of Remedies under Other Security Documents. The Collateral Agent shall also have the right to exercise remedies provided for in each Noteholder Document upon the occurrence and during the continuance of an Event of Default and the receipt by the Collateral Agent of a written notice by (A) each of (x) the Trustee (if there is an Event of Default under the Indenture) and (y) each Representative (if there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) or (B) holders of at least 25% in aggregate principal amount of the outstanding (x) Notes (if there is an Event of Default under the Indenture) and
(y) Designated Pari Passu Obligations (to the extent that there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) instructing it to exercise remedies.

                  SECTION 6.03. Application of Proceeds. (a) Unless otherwise required by applicable law, the Collateral Agent shall apply the proceeds of the collection or sale of any Collateral securing any Obligations, including any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all fees, costs and expenses due to or incurred by the Collateral Agent in connection with such collection or sale or otherwise due to or incurred in connection with this any Noteholder Document, the Intercreditor Agreement or any Designated Pari Passu Obligations Governing Documents, or otherwise in connection with any of such Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under the Indenture or under any Designated Pari Passu Obligations Governing Documents on behalf of any Grantor and any other fees, costs or expenses incurred in connection with the exercise of any right or remedy hereunder or otherwise in connection herewith or under any Noteholder Document, the Intercreditor Agreement or any Designated Pari Passu Obligations Governing Documents (in each case, insofar as they relate to such Obligations) at the direction or for the benefit of holders of such Obligations;

                  SECOND, to the payment of all other Obligations secured by such Collateral on an equal and ratable basis to the extent and in the manner provided in the Indenture and the Designated Pari Passu Obligations Governing Documents; and

                  THIRD, to the applicable Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                  SECTION 6.04. Grant of License to Use Intellectual Property.
(a) Each Grantor hereby grants to the Collateral Agent, to the extent necessary to enable the Collateral Agent to exercise rights and remedies under the Noteholder Documents at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent and only to the extent such license would not violate or result in a default under any license or other agreement, whether express or implied, between the Grantor and any Person other than a Wholly Owned Subsidiary as defined in the Indenture. The rights of the Collateral Agent under such license may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of any Event of Default.

                  (b) Notwithstanding any other provision contained in this Agreement, any security interest granted hereunder in any Collateral consisting of Intellectual Property to secure the Obligations shall be subject to the license granted under the preceding paragraph (a), as such license may be exercised for the benefit of the Secured Parties, and any sale or transfer of Collateral consisting of Intellectual Property upon any exercise of remedies under this Agreement shall be made expressly subject to such license.

                  SECTION 6.05. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                  SECTION 6.06. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral under applicable law. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses of the Collateral Agent's legal counsel and agents), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus

(or any amendment or supplement thereto) or in any notification or offering circular relating to the offering for sale of any Pledged Collateral, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such jurisdictions as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

                                   ARTICLE VII

                    Indemnity, Subrogation and Subordination

                  SECTION 7.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 7.03), the Company agrees that in the event any assets of any Grantor shall be sold pursuant to any Noteholder Document to satisfy in whole or in part an Obligation of the Company, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

                  SECTION 7.02. Contribution and Subrogation. Each Grantor other than the Company (a "Contributing Party") agrees (subject to Section 7.03) that, in the event assets of any other Grantor (other than the Company) shall be sold pursuant to any Security Document to satisfy Obligations and such other Grantor (the "Claiming Party") shall not have been fully indemnified by the Company as provided in Section 7.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party and the denominator shall be the aggregate net worth of all the Grantors, other than the Company, that have granted Liens to secure the Obligations. For the purposes of the previous sentence, the net worth of each Grantor shall be determined on the Effective Date (or, in the case of any Grantor becoming a Grantor after the date hereof, the date on which such Grantor shall have become a Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall be subrogated to the rights of such Claiming Party under Section 7.01 to the extent of such payment.

                  SECTION 7.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections
7.01 and 7.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations, and no Grantor shall seek to enforce any of such rights until the Obligations have been paid in full. No failure on the part of any Grantor to make the payments required by Sections 7.01 and 7.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

                  (b) To the fullest extent permitted under law, each Grantor hereby agrees that all Indebtedness (as defined in the Indenture) and other monetary obligations owed by it to any other Grantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

                                  ARTICLE VIII

                            Acts of Secured Parties;
                             Amounts of Obligations

                  SECTION 8.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by any Secured Party (other than the Collateral Agent) may be, and at the request of the Collateral Agent shall be, embodied in and evidenced by one or more instruments reasonably satisfactory in form and substance to the Collateral Agent and signed by such Secured Party, acting individually or on behalf of the applicable Secured Parties, as the case may be, and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent as provided herein. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. All Acts hereunder on the part of (i) any holders of Note Obligations (other than the Collateral Agent) shall be taken on their behalf by the Trustee and (ii) any holder of Designated Pari Passu Obligations (other than the Collateral Agent) shall be taken on their behalf by the applicable Representative. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Trustee or Representative if such Act purports to be taken by or on behalf of the holders of Note Obligations or Designated Pari Passu Obligations, as applicable (in each case, other than the Collateral Agent), and nothing in this Section or elsewhere in this Agreement shall be construed to require such Trustee or any Representative of the holders of Designated Pari Passu Obligations, as applicable, to demonstrate that it has been authorized by the holders of Note Obligations or Designated Pari Passu Obligations, as applicable (in each case, other than the Collateral Agent) thereunder to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively without any independent investigation whatsoever, and being fully protected in so relying, on any Act of such Trustee or Representative.

                  SECTION 8.02. Determination of Amounts of Obligations and Existence of Events of Default; Acceleration. Whenever the Collateral Agent is required to determine the existence or amount of any of the Obligations or the existence of any Event of Default for any purposes of this Agreement, it shall request written certification of such existence or amount from the Trustee or the Representatives, as the case may be, and shall be entitled to make such determination, and to rely thereon, on the basis of such certification alone; provided, however, that if, notwithstanding the request of the Collateral Agent, the Trustee or the Representatives, as the case may be, shall fail or refuse reasonably promptly to certify as to the existence or amount of any Obligation or the existence of any Event of Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any other Grantor, any other Secured Party or any other person as a result of such determination.

                                   ARTICLE IX

                           Duties of Collateral Agent

                  SECTION 9.01. Notices to Trustee and Representatives. The Collateral Agent shall promptly notify the Trustee and the Representatives of any Designated Pari Passu Obligations in the event it shall receive (a) any notice of an Event of Default under the Indenture or (b) any instructions given by the Trustee or any Representative to commence the exercise of remedies under
Article VI.

                  SECTION 9.02. Actions Under this Agreement. (a) The Collateral Agent shall not be obligated to take any action under any Noteholder Document except for the performance of such duties as are specifically set forth herein and therein. Subject to the provisions of Article X of this Agreement and to the succeeding provisions of this Section, the Collateral Agent shall take such actions, and only such actions, under the Noteholder Documents with respect to any Collateral as are requested by (A) each of (x) the Trustee (if there is an Event of Default under the Indenture) and (y) each Representative (if there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document) or (B) holders of at least 25% in aggregate principal amount of the outstanding (x) Notes (if there is an Event of Default under the Indenture) and (y) Designated Pari Passu Obligations (to the extent that there is an Event of Default under the applicable Designated Pari Passu Obligations Governing Document), and as are not inconsistent with or contrary to the provisions of any Noteholder Document or any Designated Pari Passu Obligations Governing Document, as well as ministerial and/or administrative actions required or permitted by any Noteholder Document. The Trustee and the Representatives of the holders of Designated Pari Passu Obligations shall have the right to initiate the exercise of remedies with respect to the Collateral and shall jointly control the manner of the exercise of such remedies. Therefore, in the event the Trustee or any Representative of the holders of Designated Pari Passu Obligations notifies the Collateral Agent and the Trustee and/or the other Representatives of the holders of Designated Pari Passu Obligations, as the case may be, of its desire to commence the exercise of remedies and/or to foreclose on specified Collateral, the Trustee and the Representatives of the holders of Designated Pari Passu Obligations shall promptly confer to determine the manner in which the Collateral Agent should proceed. The Trustee and the Representatives of the holders of Designated Pari Passu Obligations, acting in good faith, shall use their best efforts to reach agreement on such matters so that one or more remedies (which shall include foreclosure on such Collateral if requested in such notification) will be exercised reasonably promptly after such notification.

                  In connection with the foregoing, none of the Trustee or the Representatives of the Designated Pari Passu Obligations will give instructions to the Collateral Agent with the intent of preventing, hindering or delaying the exercise of any remedies requested by the Trustee or any Representative of the holders of Designated Pari Passu Obligations.

                                    ARTICLE X

                         Concerning the Collateral Agent

                  SECTION 10.01. Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained in any Noteholder Document. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any Grantor to the Collateral, as to the security afforded by any Noteholder Document, as to the validity, execution, enforceability, legality or sufficiency of any Noteholder Document or any other document or instrument referred to or provided for herein, or as to the perfection of any security interests granted pursuant to any of the foregoing documents or instruments and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise for the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession or control of the Collateral. Except as otherwise provided herein, the Collateral Agent shall have no duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Collateral the same care that it normally accords to its own assets and the duty to account for moneys received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein or in any other agreement. Neither the Collateral Agent nor any officer, agent or representative thereof shall be liable for any action taken or omitted to be taken by any such person in connection with any Noteholder Document or the Intercreditor Agreement except for such person's own gross negligence or willful misconduct (it being understood that any action taken in accordance with the terms of any Noteholder Document or the Intercreditor Agreement by the Collateral Agent or any such officer, agent or representative at the direction or instruction of the Trustee or the Representatives or the holders of at least 25% of the aggregate principal amount of (x) the Notes and (y) any Designated Pari Passu Obligations in accordance with the terms of this Agreement (or not taken, in the absence of any such directions or instructions) shall not constitute gross negligence or willful misconduct). Neither the Collateral Agent nor any officer, agent or representative thereof shall be liable for any action taken by any such person in accordance with any notice given by the Trustee and the Representatives or the holders of at least 25% in aggregate principal amount of the (x) Notes and (y) any Designated Pari Passu Obligations, even if, at the time such action is taken by any such Person, the Trustee and the Representatives or holders of at least 25% in aggregate principal amount of the
(x) Notes and any (y) Designated Pari Passu Obligations, which gave the notice to take such action shall no longer be the Trustee and the Representatives or the holders of at least 25% in aggregate principal amount of the (x) Notes and
(y) any Designated Pari Passu Obligations. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents, accountants, appraisers, attorneys-in-fact or other experts.

                  SECTION 10.02. Reliance by Collateral Agent; Indemnity Against Liabilities, etc. (a) Whenever in the performance of its duties under any Noteholder Document the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor or any other person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person which is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person or a written opinion from legal counsel acceptable to the Collateral Agent, and the Collateral Agent shall have no liability with respect to any action taken, not taken, suffered or omitted in reliance thereon.

                  (b) The Collateral Agent may consult with counsel and shall not incur any liability in taking or not taking any action under any Noteholder Document in good faith in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of any Noteholder Document, the duties created hereunder or the Collateral from the Trustee or any Representative or any court of competent jurisdiction.

                  (c) The Collateral Agent shall not incur any liability in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it in good faith believes to be genuine and to have been signed or presented by the proper party. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions that are believed by the Collateral Agent to be genuine and signed or furnished by the proper Person furnished to the Collateral Agent in connection with any Noteholder Document.

                  (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received written notice thereof from the Trustee or a Representative, as the case may be. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice which is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice so furnished to it.

                  (e) If the Collateral Agent has been requested to take any specific action by the Trustee or any Representative pursuant to any provision of any Noteholder Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by such Noteholder Document or expend any funds in the manner so requested unless it shall have been provided indemnity by the Secured Parties on whose behalf such request shall have been made reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

                  (f) In the event there is any disagreement between the parties to any Noteholder Document resulting in any claims being made in connection with or otherwise giving rise to any dispute relating to the Collateral held by the Collateral Agent, and the terms of the Noteholder Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take, it shall be entitled to refrain from taking any action until directed otherwise in writing by (i) a request signed by or on behalf of the holders of at least 25% in aggregate principal amount of the outstanding Notes and Designated Pari Passu Obligations, taken together (or, if conflicting instructions are received from different holders of at least such amount, then the holders of a greater percentage of the aggregate principal amount of the outstanding Notes and Designated Pari Passu Obligations, taken together) or (ii) order of a court of competent jurisdiction.

                  (g) No direction given to the Collateral Agent by any party which imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set for in or arising under the Indenture or any Noteholder Document accepted by the Collateral Agent, or any amendment, supplement or other modification to the Indenture or any other Noteholder Document adverse to the rights and obligations of the Collateral Agent, shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction or any such amendment, supplement or modification.

                  (h) Without prejudice to the provisions of this Article X, the Trustee hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the person holding the power of attorney (in such capacity, the "fonde de pouvoir") of the Trustee as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties which are conferred upon the fonde de pouvoir under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, the Trustee hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the "Custodian") to act as agent and custodian for and on behalf of the Trustee to hold and to be the sole registered holder of any debenture which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law. In this respect, (i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture and owing to the Trustee (all of which information shall be certified in writing to the Custodian by the Trustee upon request of the Custodian, and the Custodian shall be fully protected in conclusively relying thereon), and (ii) the Trustee will be entitled to the benefits of any charged property covered by any hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof.

                  (i) Each of the fonde de pouvoir and the Custodian shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to fonde de pouvoir and the Custodian (as applicable) with respect to the charged property under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Trustee, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise and on such terms and conditions as it may determine from time to time. Any person who becomes a Trustee shall be deemed to have consented to and confirmed: (y) the fonde de pouvoir as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Trustee, all actions taken by the fonde de pouvoir in such capacity, (z) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Trustee, all actions taken by the Custodian in such capacity.

                  SECTION 10.03. Appointment, Resignation and Removal of the Collateral Agent. The Collateral Agent hereby accepts its appointment as the Collateral Agent pursuant to the Indenture and agrees to serve as the Collateral Agent until the Collateral Agent is removed or resigns. The Collateral Agent may at any time, by giving 30 days' prior written notice to the Company, the Trustee and the Representatives of the holders of the Designated Pari Passu Obligations, resign and be discharged from the responsibilities created under any Noteholder Document, such resignation to become effective upon the appointment of a successor by the Trustee with, so long as no Event of Default has occurred and is continuing, the consent of the Company (such consent not to be unreasonably withheld) and the acceptance of such appointment by such successor. If no successor shall be appointed and approved within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed as above provided or may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York having a combined capital and surplus of at least $50,000,000.

                  SECTION 10.04. Expenses and Indemnification. By accepting the benefits of this Agreement, each of the Noteholders and the holders of Designated Pari Passu Obligations severally agrees (i) to pay and reimburse the Collateral Agent, on demand, in the amount of its pro rata share from time to time (based on the principal amount of the Notes and Designated Pari Passu Obligations, of such Secured Party and the other applicable Secured Parties), of any fees and expenses referred to in the Intercreditor Agreement or any Noteholder Document securing Obligations owed to such Secured Parties and/or any other fees due to and expenses incurred by the Collateral Agent in connection with the performance of its duties hereunder, the administration of any Security Documents and the enforcement and protection of the rights of the Collateral Agent and the Secured Parties which shall not have been paid or reimbursed by the Company or any other Grantor or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its Affiliates and their respective directors, officers, employees, agents and attorneys (each, an "Indemnified Party"), on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in this Agreement and/or incurred by the Collateral Agent in connection with the execution, delivery, performance, preparation and administration of the Intercreditor Agreement or any Noteholder Documents or the enforcement and protection of the rights of the Secured Parties, to the extent the same shall not have been paid or reimbursed by the Company or any other Grantor or paid from the proceeds of Collateral as provided herein; provided, in each case, that no Secured Party shall be liable to any Indemnified Party for any portion of such expenses, liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction.

                                   ARTICLE XI

                        Designated Pari Passu Obligations

                  SECTION 11.01. Designation. The Company may from time to time, subject to any limitations contained in any existing Designated Pari Passu Obligations Governing Documents and the Indenture, designate additional obligations of the Company or any of its Subsidiaries (the "Designated Pari Passu Obligations") that are, or are to be, secured, on an equal and ratable basis with the Note Obligations, by Liens on any Collateral by delivering to the Collateral Agent, the Trustee and each Representative of holders of Designated Pari Passu Obligations a notice:

                  (i) describing the obligations being designated as Designated Pari Passu Obligations, and including a statement of the maximum aggregate outstanding principal amount of such obligations;

                  (ii) listing the Designated Pari Passu Obligations Governing Documents under which such Designated Pari Passu Obligations are issued or incurred, and attaching copies of such Designated Pari Passu Obligations Governing Documents;

                  (iii) appointing the Collateral Agent as collateral agent with respect to such Designated Pari Passu Obligations, and identifying any Representative of the holders of such Designated Pari Passu Obligations;

                  (iv) certifying that the incurrence of such Designated Pari Passu Obligations, the creation of the Liens securing such Designated Pari Passu Obligations and the designation of such Designated Pari Passu Obligations as Designated Pari Passu Obligations hereunder do not violate or result in the Indenture or any other Designated Pari Passu Obligations Governing Documents;

                  (v) certifying that the Designated Pari Passu Obligations Governing Documents governing such Designated Pari Passu Obligations contain provisions under which the related Designated Pari Passu Obligations Secured Parties agree, or are deemed to agree, to be bound by the provisions of this Agreement; and

                  (vi) attaching a fully executed Accession Agreement under which the Representative of the holders of the Designated Pari Passu Obligations shall become a party this Agreement and appoint the Collateral Agent as collateral agent with respect to such Designated Pari Passu Obligations.

                  Upon the delivery of such notice and the related attachments as provided above, the obligations designated in such notice shall become Designated Pari Passu Obligations for all purposes of this Agreement. Notwithstanding any other provision contained in this Section or elsewhere in this Agreement, no obligation shall constitute a Designated Pari Passu Obligation if the incurrence of such obligation, the creation of the Liens securing such obligation or the designation of such obligation as a Designated Pari Passu Obligation hereunder would violate or result in a default under any provision of the Indenture or any existing Designated Pari Passu Obligations Governing Document.

                                   ARTICLE XII

                   Subordination of Intercompany Indebtedness

                  SECTION 12.01. Subordination. To the fullest extent permitted under law, the Company and each other Grantor hereby agrees that all Intercompany Indebtedness owed to it by any Intercompany Obligor is hereby expressly subordinated, to the extent and in the manner set forth in this
Article XII, to the payment in full in cash of all Obligations of such Intercompany Obligor.

                  SECTION 12.02. Dissolution or Insolvency. Upon any dissolution, winding up, liquidation or reorganization of any Intercompany Obligor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Intercompany Obligor, or otherwise:

                  (a) the applicable Secured Parties shall, as between such Secured Parties and the Company or any other Grantor, first be entitled to receive payment in full in cash of the Obligations of such Intercompany Obligor in accordance with the terms of such Obligations before the Company or such Grantor shall be entitled to receive any payment on account of the Intercompany Indebtedness of such Intercompany Obligor, whether as principal, interest or otherwise; and

                  (b) any payment by, or distribution of the assets of, such Intercompany Obligor of any kind or character, whether in cash, property or securities, to which the Company or any other Grantor would be entitled except for the provisions of clause (a) above shall, upon receipt by the Company or such Grantor, be held in trust (or in a compte de sequestre, if applicable) for the applicable Secured Parties and promptly paid or delivered directly to the Collateral Agent for the benefit of such Secured Parties to the extent necessary to make payment in full in cash of all such Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to such Secured Parties in respect of such Obligations.

                  SECTION 12.03. Subrogation. Subject to (and only upon) the prior payment in full in cash of all the Obligations of any Intercompany Obligor, the Company or any other Grantor holding Intercompany Indebtedness of such Intercompany Obligor shall be subrogated to the rights of the applicable Secured Parties to receive payments or distributions in cash, property or securities applicable to such Obligations until all amounts owing on the Intercompany Indebtedness of such Intercompany Obligor shall be paid in full, and as between and among such Intercompany Obligor, its creditors (other than its Secured Parties) and the Company or any other Grantor holding Intercompany Indebtedness of such Intercompany Obligor, no such payment or distribution made to the Secured Parties by virtue of this Agreement that otherwise would have been made to the Company or any other Grantor in respect of such Intercompany Indebtedness shall be deemed to be a payment by such Intercompany Obligor on account of such Intercompany Indebtedness.

                  SECTION 12.04. Other Creditors. Nothing contained in this
Article is intended to or shall impair, as between and among any Intercompany Obligor, its creditors (other than the Secured

Parties) and the Company or any other Grantor holding Intercompany Indebtedness of such Intercompany Obligor, the obligations of such Intercompany Obligor to pay its Intercompany Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Company or any other Grantor holding Intercompany Indebtedness of such Intercompany Obligor and the creditors of such Intercompany Obligor (other than the Secured Parties).

                  SECTION 12.05. No Waiver. No right of any Secured Party to enforce this Article shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Collateral Agent, the other Secured Parties, or any Intercompany Obligor, or by any noncompliance by any Intercompany Obligor with the terms, provisions and covenants contained in any Noteholder Document or any Designated Pari Passu Obligations Governing Document, and the Secured Parties are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with any Intercompany Obligor, all without notice to or consent of the Company or any other Grantor and without affecting the liabilities and obligations of the parties hereto.

                  SECTION 12.06. Obligations Hereunder Not Affected. (a) All rights and interests of the Secured Parties under this Article, and all agreements and obligations of the Company and each other Grantor under this Article, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability any Noteholder Document or any Designated Pari Passu Obligations Governing Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to departure from any Noteholder Document or any Designated Pari Passu Obligations Governing Document;

                  (iii) any exchange, release or nonperfection of any security interest in any Collateral, in respect of all or any of the Obligations; or

                  (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Intercompany Obligor in respect of Obligations or of the Company or any Grantor in respect of the agreements contained in this Article.

                  (b) The agreements contained in this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations or any part thereof is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Intercompany Obligor or otherwise, all as though such payment had not been made.

                  (c) The Company and each Grantor hereby agree that the Secured Parties may, without affecting or impairing any of the obligations of the Company or such Grantor hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against any Intercompany Obligor or any other Person.

                                  ARTICLE XIII

                                  Miscellaneous

                  SECTION 13.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in the Indenture and the Designated Pari Passu Obligations Governing Documents. All communications and notices hereunder to any Grantor other than the Company shall be given to it in care of the Company as provided in the Indenture.

                  SECTION 13.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right or power hereunder or under the Indenture or any Designated Pari Passu Obligations Governing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Secured Parties hereunder and under the Indenture and the Designated Pari Passu Obligations Governing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Indenture Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, no issuance of Additional Notes under the Indenture or Designated Pari Passu Obligations shall be construed as a waiver of any default hereunder, regardless of whether the Collateral Agent or any Secured Party may have had notice or knowledge of such default at the time. No notice or demand on any Indenture Party in any case shall entitle such Indenture Party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Indenture Party or Indenture Parties and the Designated Pari Passu Obligations Secured Parties (or the Representatives thereof) with respect to which such waiver, amendment or modification is to apply, subject to any consent required under the Indenture or any Designated Pari Passu Obligations Governing Documents.

                  SECTION 13.03. Collateral Agent's Fees and Expenses; Indemnification. (a) The Company agrees to pay the Collateral Agent for its services rendered hereunder the fees described in the separate fee letter between the Company and the Collateral Agent, and to pay all fees and expenses incurred by the Collateral Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Agreement, including, without limitation, reasonable attorney's fees and expenses and other reasonable and related expenses incurred by the Collateral Agent.

                  (b) Each Grantor, to the fullest extent permitted under law, jointly and severally agrees to indemnify the Collateral Agent, its Affiliates and their respective officers, directors, employees, agents and representatives (the "Indemnified Parties") against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of any counsel for any Indemnified Party, incurred by or asserted against any Indemnified Party arising out of the execution, delivery or performance of this Agreement or any agreement or instrument referred to herein or contemplated hereby and the enforcement and protection of the rights of the Collateral Agent thereunder or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether or not any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction.

                  (c) The provisions of this Section shall remain operative and in full force and effect regardless of the termination of any Noteholder Documents or any Designated Pari Passu Obligations Governing Documents, the consummation of the transactions contemplated hereby, the repayment of any of the Obligation, the invalidity or unenforceability of any term or provision of any Noteholder Documents or any Designated Pari Passu Obligations Governing Documents, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 13.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 13.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Indenture Parties in the Indenture, in the Designated Pari Passu Obligations Governing Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to the Noteholder Documents or the Designated Pari Passu Obligations Governing Documents shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Noteholder Documents and the Designated Pari Passu Obligations Governing Documents and the Designated Pari Passu Obligations, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that (i) the Collateral Agent, or any Noteholder or (ii) the Collateral Agent or any holder of Designated Pari Passu Obligations, may have had notice or knowledge of an Event of Default or incorrect representation or warranty at the time any Notes are issued under the Noteholder Documents or the Designated Pari Passu Obligations are issued, as the case may be, and shall, subject to Section 13.12, continue in full force and effect as long as the principal of or any accrued interest on any Notes or Designated Pari Passu Obligations, as the case may be, or any fee or any other amount payable under the Indenture or the Designated Pari Passu Governing Documents, as the case may be, is outstanding and unpaid.

                  SECTION 13.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in this Section. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective (i) as to any Indenture Party when a counterpart hereof executed on behalf of such Indenture Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent and (ii) as to any Designated Pari Passu Obligations Secured Party when an Accession Agreement executed on behalf of such Designated Pari Passu Obligations Secured Party shall have been delivered to the Collateral Agent and such Accession Agreement shall have been executed on behalf of the Collateral Agent. Thereafter this Agreement shall be binding upon such Indenture Party of Designated Pari Passu Obligations Secured Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Indenture Party, Designated Pari Passu Obligations Secured Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Indenture Party or Designated Pari Passu Obligations Secured Party shall have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement. This Agreement shall be construed as a separate agreement with respect to each Indenture Party or Designated Pari Passu

Obligations Secured Party and may be amended, modified, supplemented, waived or released with respect to any Indenture Party without the approval of any other Indenture Party or Designated Pari Passu Obligations Secured Party and without affecting the obligations of any other Indenture Party or Designated Pari Passu Obligations Secured Party hereunder.

                  SECTION 13.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 13.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Noteholder Documents or the Designated Pari Passu Obligations Governing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Noteholder Document or in any Designated Pari Passu Obligations Governing Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to any Noteholder Document or any Designated Pari Passu Obligations Governing Document in the courts of any jurisdiction.

                  (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Indenture or any Designated Pari Passu Obligations Governing Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.01. Nothing in this Agreement or the Indenture or any Designated Pari Passu Obligation Governing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 13.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY NOTEHOLDER DOCUMENT OR ANY DESIGNATED PARI PASSU OBLIGATIONS GOVERNING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 13.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 13.11. Security Interest Absolute. The pledges and security interests created by the Noteholder Documents shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any Designated Pari Passu Obligations Governing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

                  SECTION 13.12. Termination or Release. The termination of this Agreement and each security interest granted hereby and the release of any Collateral pledged or in which a security interest has been granted hereunder shall be governed by the terms and conditions of the Indenture and any Designated Pari Passu Obligations Governing Document. In connection with any termination or release pursuant to the Indenture or any Designated Pari Passu Obligations Governing Document, the Collateral Agent will execute and deliver to each applicable Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such termination or release.

                  SECTION 13.13. Additional Grantors. (a) Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in a form agreed to by the Collateral Agent and the Company (an "Additional Subsidiary Agreement"), such Subsidiary shall become a party hereto and a Grantor under the Indenture and any applicable Designated Pari Passu Obligations Governing Document referenced therein to the extent set forth in such Additional Subsidiary Agreement and shall, to the extent applicable, create pledges of and security interests in its assets to secure the Obligations set forth in such Additional Subsidiary Agreement with the same force and effect as if originally named as a Current Assets Grantor and an Other Collateral Grantor herein. At the time any Subsidiary shall become a party to this Agreement as provided in the preceding sentence, the Schedules hereto shall be supplemented as appropriate to reflect the pledges and security interests, as applicable, given or created by such Subsidiary, and such supplemented Schedules shall replace the Schedules that shall therefore have been attached to this Agreement. The execution and delivery of any Additional Subsidiary Agreement and the amendment of the Schedules hereto as above provided shall not require the consent of any other Indenture Party. The rights and obligations of each Indenture Party shall remain in full force and effect notwithstanding the addition of any new Indenture Party as a party to this Agreement.

                  SECTION 13.14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest in each case upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral of such Grantor or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent relating to the Collateral; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or the breach of such Person of its obligations set forth herein.

                  SECTION 13.15. Secured Party Obligations. Each Secured Party will perform its obligations and pay all amounts owed by it under the Indenture and the Designated Pari Passu Obligations Governing Documents in accordance with the terms thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE GOODYEAR TIRE & RUBBER COMPANY,

                                          by
                                             /s/ D. R. Wells
                                             -----------------------------------
                                             Name:  D. R. Wells
                                             Title: Vice President and Treasurer

                                          WILMINGTON TRUST COMPANY, as
                                          Collateral Agent,

                                             by
                                                /s/ Auita E. Dallago
                                                --------------------------------
                                                Name:  Auita E. Dallago
                                                Title: Senior Financial Services
                                                       Officer

                                          ALLIED TIRE SALES, INC., as a CURRENT
                                          ASSETS GRANTOR and an OTHER COLLATERAL
                                          GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          BELT CONCEPTS OF AMERICA, INC., as a
                                          CURRENT ASSETS GRANTOR and an OTHER
                                          COLLATERAL GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          COSMOFLEX, INC., as a CURRENT ASSETS
                                          GRANTOR and an OTHER COLLATERAL
                                          GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          DAPPER TIRE CO., INC., as a CURRENT
                                          ASSETS GRANTOR and an OTHER COLLATERAL
                                          GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          DIVESTED COMPANIES HOLDING COMPANY, as
                                          a CURRENT ASSETS GRANTOR and an OTHER
                                          COLLATERAL GRANTOR,

                                             by
                                                /s/ Randall M. Loyd
                                                --------------------------------
                                                Name:  Randall M. Loyd
                                                Title: Vice President

                                             by
                                                /s/ Ronald J. Carr
                                                --------------------------------
                                                Name:  Ronald J. Carr
                                                Title: Vice President

                                          DIVESTED LITCHFIELD PARK PROPERTIES,
                                          INC., as a CURRENT ASSETS GRANTOR and
                                          an OTHER COLLATERAL GRANTOR,

                                             by
                                                /s/ Randall M. Loyd
                                                --------------------------------
                                                Name:  Randall M. Loyd
                                                Title: Vice President

                                             by
                                                /s/ Ronald J. Carr
                                                --------------------------------
                                                Name:  Ronald J. Carr
                                                Title: Vice President

                                          GOODYEAR CANADA INC., as a CURRENT
                                          ASSETS GRANTOR,

                                             by
                                                /s/ Linda Alexander
                                                --------------------------------
                                                Name:  Linda Alexander
                                                Title: Vice President

                                             by
                                                /s/ D. S. Hamilton
                                                --------------------------------
                                                Name:  D. S. Hamilton
                                                Title: Secretary

                                          GOODYEAR FARMS, INC., as a CURRENT
                                          ASSETS GRANTOR and an OTHER COLLATERAL
                                          GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          GOODYEAR INTERNATIONAL CORPORATION, as
                                          a CURRENT ASSETS GRANTOR and an OTHER
                                          COLLATERAL GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          THE KELLY-SPRINGFIELD TIRE
                                          CORPORATION, as a CURRENT ASSETS
                                          GRANTOR and an OTHER COLLATERAL
                                          GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          WINGFOOT COMMERCIAL TIRE SYSTEMS,
                                          LLC., as a CURRENT ASSETS GRANTOR and
                                          an OTHER COLLATERAL GRANTOR,

                                             by
                                                /s/ D. R. Wells
                                                --------------------------------
                                                Name:  D. R. Wells
                                                Title: Vice President

                                          WINGFOOT VENTURES EIGHT INC., as a
                                          CURRENT ASSETS GRANTOR and an OTHER
                                          COLLATERAL GRANTOR,

                                             by
                                                /s/ Ronald J. Carr
                                                --------------------------------
                                                Name:  Ronald J. Carr
                                                Title: Vice President

                                          ACCEPTED AND AGREED, SOLELY FOR
                                          PURPOSES OF ARTICLE X:

                                          WELLS FARGO BANK, N.A., individually
                                          and as Trustee,

                                             by
                                                /s/ Michael T. Lechner
                                                --------------------------------
                                                Name:  Michael T. Lechner
                                                Title: Assistant Vice President

                                                                       EXHIBIT I

                           FORM OF ACCESSION AGREEMENT

AGREEMENT dated as of [-], among [NAME OF ACCEDING REPRESENTATIVE OF HOLDERS OF DESIGNATED PARI PASSU OBLIGATIONS] (the "Acceding Representative"), THE GOODYEAR TIRE & RUBBER COMPANY (the "Company") and WILMINGTON TRUST COMPANY, as Collateral Agent (the "Collateral Agent").

A. Reference is made to the Collateral Agreement, dated as of March 12, 2004 (the "Collateral Agreement"), among the Company and the Collateral Agent.

B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Intercreditor Agreement.

C. The Company proposes to issue or incur [describe Designated Pari Passu Obligations] (the "Acceding Obligations"), and the Acceding Representative will serve as Representative for the holders of the Acceding Obligations. The Acceding Obligations are being designated by the Company as Designated Pari Passu Obligations pursuant to Section 11.01 of the Collateral Agreement.

D. The Acceding Representative wishes to appoint the Collateral Agent as Collateral Agent under the Collateral Agreement with respect to the Acceding Obligations.

Accordingly, the Acceding Representative, the Company and the Collateral Agent agree as follows:

SECTION 1. Accession to the Collateral Agreement. The Acceding Representative, on behalf of the holders of the Acceding Obligations hereby (a) becomes a Representative under the Collateral Agreement, (b) accedes and becomes a party thereto and, (b) appoints the Collateral Agent as Collateral Agent thereunder with respect to the Acceding Obligations.

SECTION 2. Acceptance of Appointment. The Collateral Agent hereby accepts its appointment as Collateral Agent for the Acceding Representative on behalf of the holders of Acceding Obligations under the Collateral Agreement.

SECTION 3. Representations and Warranties Acceding Representative. The Acceding Representative represents and warrants that it has the power and authority to enter into this Agreement and has been authorized to do so by the holders of the Acceding Obligations.

SECTION 3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Collateral Agreement.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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SECTION 6. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to the Acceding Representative shall be given to it at the address set forth under its signature hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NAME OF ACCEDING REPRESENTATIVE]

By:_______________________
Name:
Title:

For Notices
Attention of:
Address:
Telecopy No.:

WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT

By:_______________________
Name:
Title:

THE GOODYEAR TIRE & RUBBER COMPANY

By:_______________________
Name:
Title: